                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2003

                                      UICI
             (Exact name of registrant as specified in its charter)

           Delaware                       001-14953              75-2044750
-------------------------------        ----------------      -------------------
(State or other jurisdiction of        (Commission File         (IRS Employer
 incorporation or organization)            Number)           Identification No.)

9151 Grapevine Highway, North Richland Hills, Texas                  76180
---------------------------------------------------              ------------
  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (817) 255-5200

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 18, 2003, UICI (the "Company" NYSE: UCI) completed the previously announced sale of its Academic Management Services Corp. ("AMS") unit to SLM Corporation (NYSE: SLM). AMS, based in Swansea, MA, markets, originates, funds and services primarily federally guaranteed student loans and provides student tuition installment payment plans.

         The sale of AMS to Sallie Mae generated net cash proceeds to UICI of approximately $27.8 million. At closing, UICI also received uninsured student loan assets formerly held by AMS' special purpose financing subsidiaries with a face amount of approximately $44.3 million (including accrued interest). The fair value of the uninsured loans is expected to be significantly less than the face amount of the loans.

         As part of the transaction, Sallie Mae agreed to assume responsibility for liquidating and terminating the remaining special purpose financing facilities through which AMS previously securitized student loans.

         Reflecting the terms of the then-pending AMS transaction, UICI had previously announced that it had recorded, in the three and nine months ended September 30, 2003, a pre-tax loss (classified as a loss from discontinued operation and consisting of an estimated loss upon disposal of AMS and AMS' operating results in the periods) in the amount of $(77.5) million ($(66.9) million net of tax) and $(75.3) million ($(65.6) million net of tax), respectively. The Company classified AMS as a discontinued operation for financial reporting purposes at the end of the third quarter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Not applicable

         (b) Pro forma financial information. The following unaudited Pro Forma Condensed Consolidated Financial Statements are included with this report:

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003     F-1

Pro Forma Condensed Consolidated Statements of Income (Loss)
     Year ended December 31, 2002 .....................................     F-2
     Nine months ended September 30, 2003 .............................     F-3

         The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of September 30, 2003, reflects the financial position of the Company after giving effect to the disposition of the Company's Academic Management Services Corp to SLM Corporation as discussed in Item 2, as if such disposition took place on September 30, 2003. The unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the fiscal year ended December 31, 2002 and the nine months ended September 30, 2003 give effect to the disposition of Academic Management Services Corp. as if such disposition occurred on January 1 of the respective period presented.

         The unaudited Pro Forma Condensed Financial Statements have been prepared by the Company based upon assumptions deemed proper by it. The unaudited Pro Forma Condensed Consolidated Financial Statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the sale been consummated on the date indicated. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes of the Company.

         (c)      Exhibits

      10.85  --   Stock Purchase Agreement, dated October 29, 2003, between UICI and SLM Corporation, contemplating the sale by UICI, and the purchase by SLM Corporation, of all issued and outstanding shares of Academic Management Services Corp.

      10.86  --   Amendment to Stock Purchase Agreement, dated November 18,
                  2003, between UICI and SLM Corporation

      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
                                  ACT OF 1995:

         Certain statements set forth herein or incorporated by reference herein from the Company's filings that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the Company's ability to maintain adequate liquidity to satisfy its obligations; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

         The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

         The Company's insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI's insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company's insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

         The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that endorse the products and act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed ("NASE") and the Alliance for Affordable Services ("AAS"). The associations provide their membership with a number of endorsed benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association's master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as field service representatives on behalf of the associations, in which capacity the agents act as enrollers of new members for the associations and provide field support services, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of the Chairman of the Company) provides administrative and benefit procurement services to the associations, and a subsidiary of the Company sells new membership sales leads to the enrollers and video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to endorse the Company's insurance products to their respective members are terminable by the Company and the associations upon not less than one year's advance notice to the other party.

Articles in the press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners (NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company's insurance companies and the associations that have endorsed the insurance companies' health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called "association group" insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a "guaranteed issue" basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

UICI press releases and other company information are available at UICI's website located at www.uici.net.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  UICI
                                                  ------------------------------
                                                  (Registrant)

Date November 24, 2003.                        By /s/ Mark D. Hauptman
                                                  ------------------------------
                                                  Mark D. Hauptman
                                                  Vice President and Chief
                                                  Financial Officer

                                      UICI
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                    PRO FORMA
                                                  HISTORICAL      ADJUSTMENTS (a)       PRO FORMA
                                                 ------------     ----------------     ------------
                    Assets
Securities Available for Sale .............      $  1,300,583     $             --     $  1,300,583
Other investments .........................           123,806                   --          123,806
                                                 ------------     ----------------     ------------
  Total Investments .......................         1,424,389                   --        1,424,389
Other Assets ..............................           551,681               40,308 (b)      591,989
AMS assets held for sale ..................         1,910,245           (1,910,245)              --
                                                 ------------     ----------------     ------------
  Total Assets ............................      $  3,886,315     $     (1,869,937)    $  2,016,378
                                                 ============     ================     ============

   Liabilities and Stockholders' Equity
Policy liabilities ........................      $  1,109,158     $             --     $  1,109,158
Other liabilities .........................           323,454                2,881          326,335
AMS liabilities held for sale .............         1,872,818           (1,872,818)              --
                                                 ------------     ----------------     ------------
                                                    3,305,430           (1,869,937)       1,435,493

Other equity ..............................           242,260                   --          242,260
Retained earnings .........................           338,625                   --          338,625
                                                 ------------     ----------------     ------------
  Stockholders' equity ....................           580,885                   --          580,885
                                                 ------------     ----------------     ------------
  Total Liabilities and Stockholders' Equity     $  3,886,315     $     (1,869,937)    $  2,016,378
                                                 ============     ================     ============

----------

Notes to Pro Forma Condensed Consolidated Balance Sheet:

(a) To eliminate the assets and liabilities included in the balance sheet of AMS as of September 30, 2003 and record the net proceeds from the consummation of the sale.

(b) Represents cash proceeds generated by the Company from the sale of AMS in the amount of $27.8 million and uninsured student loan assets of AMS retained by the Company in the sale.

                                      UICI
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 RECLASSIFICATION      PRO FORMA
                                                                   HISTORICAL     ADJUSTMENTS (a)    ADJUSTMENTS (b)     PRO FORMA
                                                                  ------------   ----------------   ----------------   -----------
Revenues:
   Premiums ....................................................  $  1,212,744   $           (149)  $             --   $ 1,212,595
   Other income ................................................       266,237             (1,926)          (101,203)      163,108
                                                                  ------------   ----------------   ----------------   -----------
          Total revenues .......................................     1,478,981             (2,075)          (101,203)    1,375,703
Benefits and Expenses:
   Benefits, claims and settlement expenses ....................       774,569                (77)                --       774,492
   Underwriting, acquisition and insurance expenses ............       428,408             (8,902)                --       419,506
   Other expenses ..............................................       201,570               (749)           (95,876)      104,945
                                                                  ------------   ----------------   ----------------   -----------
          Total expenses .......................................     1,404,547             (9,728)           (95,876)    1,298,943
                                                                  ------------   ----------------   ----------------   -----------
Income from continuing operations before federal income taxes ..        74,434              7,653             (5,327)       76,760
Federal income taxes ...........................................        23,080              2,679                (53)       25,706
                                                                  ------------   ----------------   ----------------   -----------
Income from continuing operations ..............................        51,354              4,974             (5,274)       51,054
Discontinued operations ........................................           653             (4,974)                --        (4,321)
                                                                  ------------   ----------------   ----------------   -----------
Income before cumulative effect of accounting change ...........        52,007                 --             (5,274)       46,733
Cumulative effect of accounting change .........................        (5,144)                --                 --        (5,144)
                                                                  ------------   ----------------   ----------------   -----------
NET INCOME .....................................................  $     46,863   $             --   $         (5,274)  $    41,589
                                                                  ============   ================   ================   ===========

NET INCOME PER DILUTED SHARE ...................................  $       0.96                                         $      0.85
                                                                  ============                                         ===========

Average Shares Outstanding .....................................        48,857                                              48,857

----------

Notes to Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2002:

(a) To reclassify the results of its former Senior Market Division to Discontinued Operations. The Company classified its Senior Market Division as a discontinued operation for financial reporting purposes at the end of the second quarter of 2003.

(b)      To eliminate the results of operations of AMS for the year.

                                      UICI
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            PRO FORMA
                                                                          HISTORICAL      ADJUSTMENTS (a)    PRO FORMA
                                                                         ------------    ----------------   ------------
Revenues:
   Premiums ..........................................................   $  1,159,226    $             --   $  1,159,226
   Other income ......................................................        136,272                  --        136,272
                                                                         ------------    ----------------   ------------
           Total revenues ............................................      1,295,498                  --      1,295,498
Benefits and Expenses:
    Benefits, claims and settlement expenses .........................        753,297                  --        753,297
    Underwriting, acquisition and insurance expenses .................        402,857                  --        402,857
    Other expenses ...................................................         67,159                  --         67,159
                                                                         ------------    ----------------   ------------
           Total expenses ............................................      1,223,313                  --      1,223,313
                                                                         ------------    ----------------   ------------
Income from continuing operations before federal income taxes ........         72,185                             72,185
Federal income taxes .................................................         24,876                  --         24,876
                                                                         ------------    ----------------   ------------
Income from continuing operations ....................................         47,309                  --         47,309
Discontinued operations ..............................................        (72,716)             65,608         (7,108)
                                                                         ------------    ----------------   ------------
NET INCOME  (LOSS) ...................................................   $    (25,407)   $         65,608   $     40,201
                                                                         ============    ================   ============

NET INCOME (LOSS) PER DILUTED SHARE ..................................   $      (0.53)                      $       0.84
                                                                         ============                       ============

Average Shares Outstanding ...........................................         47,977                             47,977

----------

Notes to Pro Forma Condensed Consolidated Statement of Income (Loss) For the Nine Months Ended September 30, 2003:

(a) To eliminate the results of operations of AMS for the nine months ended September 30, 2003.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 10.85      --     Stock Purchase Agreement, dated October 29, 2003,
                   between UICI and SLM Corporation, contemplating the
                   sale by UICI, and the purchase by SLM Corporation, of
                   all issued and outstanding shares of Academic
                   Management Services Corp.

 10.86      --     Amendment to Stock Purchase Agreement, dated
                   November 18, 2003, between UICI and SLM Corporation